February 25, 2025

Diamond Hill Securitized Credit Fund
325 John H. McConnell Blvd., Suite 200
Columbus, OH 43215

Re: Diamond Hill Securitized Credit Fund (SEC File Nos. 333-279166, 811-23964)

Ladies and Gentlemen:
A legal opinion and consent (the “Opinion and Consent”) that we prepared was filed with the Registration Statement for Diamond Hill Securitized Credit Fund filed on Form N-2 on September 25, 2024 (the “Opinion and Consent”). We hereby give you our consent to incorporate by reference the Opinion and Consent into Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,
/s/ Thompson Hine LLP
Thompson Hine LLP